SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ /   Preliminary proxy statement
/ /   Confidential, for use of the Commission only (as permitted by Rule
      14a-b(e)(2)
/x/   Definitive proxy statement
/ /   Definitive additional materials
/ /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      FORTUNE NATURAL RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box)
/x/ No fee required.
/ / $500 per each party to the controversy pursuant to Exchange Act rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


   (1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5)     Total fee paid:

--------------------------------------------------------------------------------

/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the form or schedule and the date of its filing.

   (1)     Amount previously paid:

--------------------------------------------------------------------------------
   (2)     Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
   (3)     Filing party:

--------------------------------------------------------------------------------
   (4)     Date filed:

--------------------------------------------------------------------------------

                                 [FORTUNE LOGO]


                          515 W. Greens Road, Suite 720
                              Houston, Texas 77067

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ----------------------

TO THE STOCKHOLDERS:

   The Annual Meeting of the stockholders of Fortune Natural Resources Corporation will be held at 8:30 a.m. on Thursday, June 8, 2000, at the offices of the Company, located at the address listed above. The purposes of the meeting are:

   1. To elect two members of the Board of Directors;

   2. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000; and

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record as of April 24, 2000 will be entitled to receive notice of, and to vote at, the meeting.


   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. SHOULD YOU CHOOSE TO CAST YOUR VOTE IN PERSON, YOUR PROXY VOTE WILL NOT BE COUNTED.


   The Annual Report of Fortune Natural Resources Corporation for the year ended December 31, 1999, is being mailed to stockholders with this notice of meeting.


                                    By order of the Board of Directors,



                                    /s/  Dean W. Drulias
                                    ------------------------------------
                                    Dean W. Drulias
                                    Secretary

Houston, Texas
May 1, 2000

                      FORTUNE NATURAL RESOURCES CORPORATION
                          515 W. Greens Road, Suite 720
                              Houston, Texas 77067


                                 PROXY STATEMENT


   The Board of Directors of Fortune Natural Resources Corporation hereby solicits your proxy for use in connection with the annual meeting of stockholders to be held on June 8, 2000. This proxy statement and accompanying proxy card are being mailed to the stockholders of the Company on or about May 1, 2000.

   You have the power to revoke your proxy at any time before it is voted. Your proxy may be revoked by filing a written notice of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at our principal executive offices. The powers of the proxy holders will be suspended if you are present at the meeting and elect to vote in person. If your proxy is neither revoked nor suspended, it will be voted by the proxy holders.

   Only stockholders of record at the close of business on April 24, 2000 are eligible to vote at the annual meeting in person or by proxy. The only class of stock of the Company eligible to vote is the $0.01 par value common stock. As of March 31, 2000, there were 40,000,000 shares authorized, of which 16,349,531 shares were issued and outstanding. Each share of common stock entitles the holder to one vote.


                              ELECTION OF DIRECTORS

   The directors of the Company are divided into three classes. The directors in each class hold office for staggered terms of three years each. The by-laws of the Company provide for a Board of Directors of not less than three members, and also provide that the terms of the members of the board shall be staggered so that approximately one-third of its members shall be elected annually. The number of directors comprising the Company's board is currently set at seven, with three vacancies which the board has elected to leave unfilled at present. Two directors previously elected by the stockholders who are standing for re-election in 2000 and the two directors whose terms do not expire in 1999 are listed on the following pages.

VOTING RIGHTS

   Each stockholder is entitled to one vote for each share held of record on the record date on all matters being voted on at the annual meeting. Stockholders will not be entitled to cumulative voting in the election of directors at this meeting. Directors will be elected by a simple majority vote of the shares present and voting at the meeting.

   If your proxy card is duly executed and returned, it will be voted in accordance with the instructions on the proxy card. If no instructions are given, it will be voted in favor of the nominees listed in the following table. The board has been informed that these nominees are willing to serve, but if either or both should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose. The board has no reason to believe that either nominee will be unable or unwilling to serve. Certain information regarding the nominees and the continuing directors is set forth in the following table:


                                                                                  DIRECTOR
          NAME            AGE    PRINCIPAL POSITIONS WITH THE COMPANY               SINCE
------------------------  ---    -----------------------------------------------  --------
                NOMINEES FOR DIRECTOR FOR TERMS TO EXPIRE IN 2003

Tyrone J. Fairbanks.....  43     President, Chief Executive Officer and Director     1991
Dean W. Drulias.........  53     Executive Vice President, General Counsel,
                                 Corporate Secretary and Director                    1990

                 CONTINUING DIRECTOR WHOSE TERM EXPIRES IN 2001

Daniel R. Shaughnessy...  50     Director                                            1997

                 CONTINUING DIRECTOR WHOSE TERM EXPIRES IN 2002

Barry Feiner............  66     Director                                            1995


   Mr. Fairbanks currently serves as President and Executive Officer of the Company, having previously served as Vice President and Chief Financial Officer from January 1991 to June 1994. Prior to joining Fortune, Mr. Fairbanks served as President, Chief Executive Officer and Director of Fairbanks & Haas, Inc. from January 1990 to January 1991. Fairbanks & Haas, Inc. was an oil and gas exploration, production, acquisition and operations company located in Ventura, California, the assets of which were acquired by Fortune in 1991. Mr. Fairbanks co-founded Fairbanks & Haas, Inc. and served in the capacity of Director and Executive Vice President from February 1987 to January 1990.

   Mr. Drulias joined the Company in October 1996 as Executive Vice President and General Counsel. Prior to that time, he was a stockholder of and a practicing attorney at the law firm of Burris, Drulias & Gartenberg, a Professional Corporation, which served as counsel to the Company from 1987 through 1996. He practiced law in the Los Angeles area since 1977, specializing in the areas of energy, environmental and real property law. Mr. Drulias is a member of the State Bars of California and Texas and serves on the Company's Compensation Committee.

   Mr. Shaughnessy is a geologist and geophysicist. He is the founder and president of Interpretation3, a company that specializes in interpretation of 2D and 3D seismic data. His firm provides consultation services to Fortune. For the period from 1980 through 1993, he worked for Mobil Oil, most recently as Exploration Supervisor in Louisiana. Prior to that he worked at the Woods Hole Oceanographic Institute for the multi-channel seismic group of the geology department. Mr. Shaughnessy is chairman of the Company's Audit Committee.

   Mr. Feiner graduated from Columbia Law School and is a member of the Bar of the State of New York. He has practiced law in New York since 1965. His practice concentrates on the areas of corporate and securities law. Mr. Feiner is chairman of the Company's Compensation Committee.

   The Company is not aware of any family relationship between any directors or executive officers of the Company. The Board of Directors met eight times during 1999. No director attended fewer than 75% of the meetings of the Board. The Compensation Committee of the Board met twice and the Audit Committee of the Board met once in 1999; all current board members were in attendance at each of the meetings of their respective committees.

   Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such forms which they file. Mr. Barry Blank, a beneficial owner of more than 10% of the shares of the Company's outstanding common stock, failed to make a timely filing of one such report. That required report has since been filed.

                             PRINCIPAL STOCKHOLDERS

   The following table contains information, as of March 31, 2000, relating to the beneficial ownership of common stock and securities convertible into common stock of the Company by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of such common stock and securities, by each officer and director, and by all officers and directors as a group.

                                                                Amount and Nature          Percent
                Name                                         of Beneficial Ownership      of Class
-----------------------------------------------------------  ----------------------       --------
   Barry Blank
     5353 N. 16th St., Phoenix, AZ (1)                             2,670,888                14.2%
   Renaissance Capital Growth
     8080 N. Central Expressway, #210, Dallas, TX 75206 (2)        1,522,394                 9.2%
   Renaissance US Growth and Income
     8080 N. Central Expressway, #210, Dallas, TX 75206 (2)        1,522,394                 9.2%
   J. E. McConnaughy, Jr.
     1011 Highridge Road, Stanford, CT 06905 (3)                   1,366,667                 7.7%
   Tyrone J. Fairbanks (Director, President and CEO)
     515 W. Greens Rd., Houston, TX (4)                              614,045                 3.6%
   J. Michael Urban (Vice President and CFO)
     515 W. Greens Rd., Houston, TX (4)                              611,748                 3.6%
   Dean W. Drulias (Director, Executive Vice President,
     General Counsel and Corporate Secretary)
     515 W. Greens Rd., Houston, TX (4)                              601,688                 3.6%
   Barry Feiner (Director)
     515 W. Greens Rd., Houston, TX (4)(5)                           363,673                 2.2%
   Daniel R. Shaughnessy (Director)
     515 W. Greens Rd., Houston, TX (4)                              166,714                 1.0%
   All Officers and Directors
   as a group of five (5) persons                                  2,357,868                12.8%
                                                                   =========                ====

(1) Includes 862,787 shares of common stock which underlie 600,200 stock-purchase warrants exercisable at $3.75 per warrant; 936,334 shares of common stock underlying an equal number of stock-purchase warrants, exercisable at prices of from $1.00 to $3.60 per share; and 666,667 shares of common stock into which Mr. Blank's 12% Convertible Subordinated Note issued by the Company is convertible. Please refer to the Company's 1999 filing on Form 10-K for temporary adjustments to the terms of Mr. Blank's warrants.

(2) The holdings of each Renaissance fund includes 200,000 shares of common stock underlying and equal number of stock-purchase warrants, one-half exercisable at $1.50 and one-half at $2.25.

(3) Includes 666,667 shares of common stock underlying stock purchase warrants, exercisable at $1.00 each, 33,333 warrants to purchase common stock exercisable at $4.75 each, and 666,667 shares of common stock into which his 12% Convertible Subordinated Note issued by the Company is convertible.

(4) Includes 570,000 shares issuable to Mr. Fairbanks upon the exercise of stock options granted to him under the Company's various stock option plans, exercisable at prices of from $1.16 to $3.13 per share, and 20,603 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Fairbanks; an aggregate of 1,366,050 shares issuable upon exercise of stock options granted to other officers and directors under the Company's various stock option plans, exercisable at prices of from $1.16 to $3.13 per share; 35,000 shares issuable upon the exercise of common stock purchase warrants (at $2.56 per share) issued to J. Michael Urban on March 11, 1996 and 21,748 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Urban; and 20,000 shares issuable upon the exercise of common stock purchase warrants (at $2.75 per share) issued to Dean W. Drulias on October 16, 1996 and 20,647 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Drulias.

(5) All shares shown, except those which underlie stock purchase options granted to Mr. Feiner by virtue of his service as a director, are owned by his wife, Janet Portelly. Mr. Feiner disclaims beneficial ownership of all such securities owned by Mrs. Portelly. The number shown includes 14,375 shares issuable upon exercise of 10,000 stock purchase warrants (at $3.75 per warrant), 66,667 shares of common stock underlying stock purchase warrants exercisable at $1.00 each, and 66,667 shares of common stock into which Mrs. Portelly's 12% notes issued by the Company are convertible.

                             EXECUTIVE COMPENSATION

   The following table lists the total compensation paid by the Company to persons who served in the capacity of chief executive officer and to other executive officers who received annual compensation in excess of $100,000 (or at a rate in excess of $100,000) during the periods indicated:

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation       Long Term Compensation
                                    ---------------------------  ----------------------
                                                                 Securities Underlying     All Other
   Name and Principal                Salary    Bonus     Other1    Options/Warrants      Compensation
      Position              Year      ($)       ($)       ($)            (#)                 ($)
------------------------    ----    -------   -------   -------        -------             -------
Tyrone J. Fairbanks         1999    169,367         -    20,855        120,000              4,113
President and CEO           1998    164,667    17,500    20,885        100,000              5,000
                            1997    155,833    17,500    35,309        120,000              4,748

Dean W. Drulias             1999    124,100         -         -        120,000              5,000
Executive Vice President    1998    125,000         -         -        150,000              5,000
                            1997    125,000     3,000         -         75,000              4,750

J. Michael Urban            1999    120,000         -         -        120,000              5,000
Chief Financial Officer     1998    120,000         -         -        150,000              5,000
                            1997    120,000     5,000         -        100,000              4,750


(1) Amounts include automobile expenses and loan forgiveness associated with relocation expense, but are shown only if such amounts exceed 10% of the total annual salary and bonus.



   The following table lists the outstanding options held on December 31, 1999 by the Company's executive officers under the Company's Stock Option Plans:


                  AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                   Number of             Value of Unexercised
                                                              Unexercised Options/      in-the-Money Options/
                                                               Warrants at FY-End        Warrants at FY-End
                     Shares Acquired                             Exercisable/               Exercisable/
       Name            on Exercise      Value Realized ($)       Unexercisable             Unexercisable
-------------------------------------------------------------------------------------------------------------
Tyrone J. Fairbanks         -                   -                 525,599 / 0                   -
J. Michael Urban            -                   -                 425,000 / 0                   -
Dean W. Drulias             -                   -                 419,800 / 0                   -


EMPLOYMENT AGREEMENT

   The Company has entered into an employment agreement with Tyrone J. Fairbanks, its President and Chief Executive Officer. The agreement provides that if employment is terminated for any reason other than for cause, death or disability within two years following a change in control (which for purposes of his agreement means a change in more than one-third of the Board of Directors following certain special events), Mr. Fairbanks is entitled to receive a single payment equal to two year's compensation and all shares of common stock subject to stock options then held by him without payment of the exercise price therefor. Mr. Fairbanks' agreement also provides for two (2) years of consulting services upon the completion of the primary term of his contract at forty percent (40%) of the last compensation thereunder. Mr. Fairbanks' employment agreement currently provides for an annual salary of $176,000 and additional compensation, in an amount not to exceed his annual salary, based upon the increase in the value of the Company's stock. Mr. Fairbanks' employment contract is evergreen, expiring six months following notice that the contract will not be extended further. As part of the relocation of the Company's headquarters to Houston, Fortune provided Mr. Fairbanks with an incentive relocation package to facilitate his move. The package consisted of a payment by the Company of Mr. Fairbanks' moving expenses, a nonrecourse, unsecured loan in the amount of $80,000 bearing interest at the rate of 6% per annum, with $20,000 of such loan forgiven in each of four consecutive years beginning in 1996, and a secured recourse loan in the amount of $70,000 also bearing interest at the rate of 6% per annum, payable interest only for two years with a $35,000 principal payment due on each of the second and third anniversary dates of the loan. The nonrecourse loan has been entirely forgiven and the recourse loan has been repaid in full.

STOCK OPTIONS

   Fortune has two Stock Option Plans. Both plans cover officers, employees and directors of the Company. Awards are made by the Board of Directors upon recommendations of its Compensation Committee. There is no performance formula or measure for determining the grant of options. All options granted must be exercised within five years of the date of grant or they are forfeited.

   Options have been granted as follows: (1) under the 1993 plan, options to purchase 450,000 shares at $3.125 per share in 1996, and options to purchase 615,000 shares at from $1.88 to $3.00 per share in 1997 and (2) under the 1998 plan, options to purchase 727,500 shares in 1998 and 600,000 shares in 1999, each at $1.56 per share, and options to purchase 750,000 shares at $1.16 per share in 2000.

   The following table shows the grants of stock options during 1999 to each of the executives named in the Summary Compensation Table.

                              OPTION GRANTS IN 1999


                                                  Individual Grants
                          -----------------------------------------------------------------
                           Number of      % of Total                                       Potential Realizable Value At
                          Securities       Options                                             Assumed Annual Rates Of
                          Underlying     Granted to                                          Stock Price Appreciation
                           Options      Employees in    Exercise or Base      Expiration           For Option Term
         Name              Granted       Fiscal Year      Price ($/Sh)           Date            5%         10%
-------------------       ---------     ------------    ----------------  -----------------  ----------  ----------
Tyrone J. Fairbanks (1)    120,000         28.6%              1.56          March 24, 2004    None        None
Dean W. Drulias (1)        120,000         28.6%              1.56          March 24, 2004    None        None
J. Michael Urban (1)       120,000         28.6%              1.56          March 24, 2004    None        None


(1) Each individual was also granted, on January 27, 2000, options to purchase 150,000 shares of the Company's common stock at an exercise price of $1.16 per share.

   In the event of a change in control of the Company which is not approved by the board of directors, the shares of common stock subject to options granted to all officers, directors, and employees under the Company's stock option plans will be issued to them upon payment of the par value of such shares.

   On January 12, 1995 Fortune reduced the exercise price of all options granted in 1991, 1993, 1994 and 1995 that were held by employees and directors on that date. The repricing included options held by one executive officer as follows:

                           TEN-YEAR OPTION REPRICINGS

                                                                                                       Length
                                    Securities                                                        original
                                   underlying                                                       option term
                                    number of      Market price of       Exercise         New        remaining
                                     options      stock at time of    price at time    exercise      at date of
Name and Position       Date        repriced         repricing         of repricing      price       repricing
--------------------   -------     -----------    ----------------    -------------    --------     ------------
President  and CEO -
  Tyrone J. Fairbanks  1/12/95        10,000            $1.75              $6.00         $2.75         2.1 years
  Tyrone J. Fairbanks  1/12/95        22,500            $1.75              $5.00         $2.75         4.1 years
  Tyrone J. Fairbanks  1/12/95        78,900            $1.75              $5.48         $2.75         4.1 years
  Tyrone J. Fairbanks  1/12/95       105,599            $1.75              $6.03         $2.75         5.0 years


   During the ten-year period ended December 31, 1999, no other options held by executive officers were repriced or amended.

RETIREMENT PLAN

   During 1996, the Company adopted the Fortune Natural Resources Corporation 401(k) Profit Sharing Plan for its eligible employees. Under the plan, all employees who have attained age 21 and three months of service are permitted to make salary deferrals up to the lesser of 15% of their annual compensation or the maximum allowable by law. Salary deferrals will be matched 50% by the Company; matching contributions are 100% vested after two years of service with the Company. Salary deferrals are 100% vested at all times. The Company does not make profit-sharing contributions to the plan. Messrs. Drulias and Urban are the trustees of the plan.

   For 1999, the Company's matching contribution was $19,000, all of which was paid in shares of common stock. The amounts to be contributed to the plan as matching contributions for executives of the Company are shown in the Summary Compensation Table set forth above.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Fortune's Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The committee is comprised of one independent, nonemployee director and one director who is an officer of the Company. The committee strives to set an executive compensation program which emphasizes both business performance and shareholder value. It attempts to do this by attracting, rewarding, and retaining qualified and productive individuals, tying compensation to both Company and individual performance, ensuring competitive and equitable compensation levels, and fostering executive stock ownership. The committee also relies on recommendations from the Company's management regarding executive compensation levels.

   The committee reviews each management employee's salary annually. In determining an appropriate salary level, the committee considers the level and scope of responsibility, experience, individual performance, an evaluation of the Company's performance, and pay practices among similar companies in the industry. There are no specific performance or other criteria assigned to any of these measurements.

   Fortune does not currently implement any annual incentive compensation plan but, as discussed below, has adopted incentives as a component of the compensation of its Chief Executive Officer. The Company's long term incentive philosophy is that compensation should be related to an improvement in shareholder value, thereby creating a mutuality of interest with the Company's stockholders. In furtherance of this objective, the Company awards its executive officers stock options, the objective being to provide a competitive total long-term incentive opportunity.

   The committee believes that the Company's stock option plan is compatible with shareholder interest in that it encourages executives to maintain a long-term equity interest in the Company. The provisions of the plan are also consistent with prevailing practices in the oil and gas industry. The committee is currently reviewing ways in which both the award of options and their exercise may be tied more closely to the performance of the Company's stock.

   Mr. Fairbanks' salary as Chief Executive Officer was set at $150,000 shortly after he assumed that position in June 1994. His base salary was increased to $160,000 in June 1997, at which time the Company incorporated an annual cost-of-living escalator and an incentive component into his employment agreement. This incentive provides for an annual bonus based upon the increase, if any, in the Company's stock price as determined in May of each year. Such bonus cannot exceed the amount of Mr. Fairbanks' annual salary. No such bonus was earned in 1999. Mr. Fairbanks' current salary is $176,000. There are no other performance-based criteria which may be relied upon to either increase or diminish his annual salary.

   Messrs. Feiner and Drulias serve on the Company's Compensation Committee. Each has specifically concurred in the foregoing report.

                                PERFORMANCE GRAPH

   The following performance graph compares the performance of Fortune's common stock to the AMEX Market Value Index and the S&P Oil and Gas (Exploration & Production) Index for the five years ended December 31, 1999. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1994, and that all dividends were reinvested. Although the Company's AMEX listing was terminated August 6, 1999, the Company's performance is reflected in comparison to the AMEX index both to provide continuity with prior years and in the Company's belief that such comparison remains a fair reflection of companies with comparable market capitalizations to that of Fortune.



                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*
    AMONG FORTUNE NATURAL RESOURCES CORPORATION, THE AMEX MARKET VALUE INDEX
       AND THE S & P OIL & GAS (EXPLORATION & PRODUCTION) INDEX



                                                                                 Cumulative Total Return*
                                                                            --------------------------------
                                                     Symbol     12/31/94    1995   1996   1997   1998   1999
                                                                --------    ----   ----   ----   ----   ----
Fortune Natural Resources Corporation                 FPXA      $   100     $260   $137   $140   $ 27   $ 33

AMEX Market Value Index                               IAMX          100      126    134    158    159    202

S & P Oil & Gas (Exploration & Production) Index      SDOI          100      119    156    139     93    110


* $100 Invested on December 31, 1994 in stock or index - including reinvestment of dividends.
  Fiscal year ending December 31.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors selected KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1992. Its representatives are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

   Shareholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP.


                                  OTHER MATTERS

   The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and employees of the Company by telephone, telegraph, or facsimile. Stockholder proposals for the 2001 annual meeting of stockholders must be received no later than January 2, 2001 at the Company's executive office, 515 West Greens Road, Suite 720, Houston, Texas 77067, Attention: Corporate Secretary.

   Management knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                  By order of the Board of Directors,



                                  /s/ Dean W. Drulias
                                  -----------------------------------
                                  Dean W. Drulias
                                  Secretary


Houston, Texas
May 1, 2000

                                   PROXY CARD
                                   ----------


PROXY

                      FORTUNE NATURAL RESOURCES CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 8, 2000

   The undersigned stockholder(s) of Fortune Natural Resources Corporation ("Fortune") hereby nominates, constitutes and appoints Dean W. Drulias and Tyrone J. Fairbanks, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Fortune Natural Resources Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Fortune to be held at 8:30 a.m. on Thursday, June 8, 2000 at the company's offices, located at 515 W. Greens Rd., Suite 720, Houston, Texas and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

   1. To elect two members of the Board of Directors.

      AUTHORITY GIVEN to vote for all nominees        WITHHOLD AUTHORITY to vote
      (except as marked to the contrary below).  / /  for all nominees  / /

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below).

             TYRONE J. FAIRBANKS                   DEAN W. DRULIAS

   2. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.

               / /  FOR        / /  AGAINST       / /  ABSTAIN

   3. To transact such other business as may properly come before the meeting or any adjournment thereof

                          -----------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2. THE PROXY CONFERS AUTHORITY TO VOTE, AND SHALL BE VOTED, "AUTHORITY GIVEN" FOR PROPOSAL 1 AND "FOR" PROPOSAL 2, UNLESS "WITHHOLD AUTHORITY", "AGAINST", OR "ABSTAIN" IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                  Dated:  ______________________________________


                                  ______________________________________________
                                  (Signature of Stockholder)


                                  ______________________________________________
                                  (Please Print Name)


                                  ______________________________________________
                                  (Signature of Stockholder)


                                  ______________________________________________
                                  (Please Print Name)


I/WE DO EXPECT TO ATTEND THE MEETING      /  /
I/WE DO NOT EXPECT TO ATTEND THE MEETING  /  /